Exhibit 99.1

BROCADE CONTACTS
Public Relations	Investor Relations
John Noh	Alex Lenke
Tel: 408-333-5108	Tel: 408-333-6758
jnoh@brocade.com	alenke@brocade.com
Brocade Reports Q1 2009 Results
Revenue Up 24 Percent Year-Over-Year, 8 Percent Quarter-Over-Quarter with
Inclusion of Foundry
SAN JOSE, Calif., Feb. 19, 2009 — Brocade® (NASDAQ: BRCD) today reported financial results for its first fiscal quarter, which ended January 24, 2009. Brocade reported Q1 revenues of $431.6 million, GAAP net loss of $26.0 million or $(0.07) per share diluted, and net income of $63.6 million or $0.15 per share diluted on a non-GAAP basis.
Commenting on Brocade’s first quarter financial results, Michael Klayko, Brocade CEO, said:
“Brocade achieved another strong quarter in terms of revenues and better-than-expected operating margins. These results were fueled by a healthy mix of products and services, including IP networking solutions from our recently integrated Foundry business. In addition, with our combined product portfolio and roadmap, we believe Brocade is well-positioned to take advantage of opportunities in key, growing market segments within the networking industry.”
Brocade began the integration of Foundry upon the close in late December. The process is progressing ahead of schedule with the vast majority of the Foundry employee base and key members of the executive team still in place.  The product and engineering teams have finalized Brocade’s highly competitive, combined product roadmap.  In addition, application of Brocade’s supply chain optimization, Life Cycle Management and quality processes to Foundry’s products and services is saving costs and improving reliability. Brocade has realigned its business to focus on three market segments: Enterprise Data Center solutions, Enterprise LAN Campus and Service Providers.
Regarding the integration, Michael Klayko continued:
“We have been successful to date in integrating the Foundry team into Brocade and have begun to re-organize the combined company in order to more quickly and proactively take advantage of the opportunities afforded us in the networking space by a broader and more comprehensive portfolio of products and offerings.”
First Fiscal Quarter 2009 Business Highlights
•	Brocade completed the acquisition of Foundry Networks on Dec. 18, 2008, positioning Brocade as a leading provider of comprehensive portfolio of IP and data center networking solutions;

•	Brocade announced that it appointed Marc Randall as senior vice president of Products and Offerings and Dave Stevens as its Chief Technology Officer. The appointments of these two networking industry veterans will help Brocade further expand into the IP/Ethernet networking market;
Brocade
1745 Technology Dr., San Jose, CA 95110
T. 408.333.8000 F. 408.333.8101
www.brocade.com

•	Brocade introduced the Brocade DCX-4S Backbone, which extends the industry-leading features and capabilities of the Brocade DCX Backbone to mid-sized IT environments;

•	Brocade announced that IBM successfully completed systems integration testing of the Brocade 8 Gbit/sec Fibre Channel HBAs with the IBM System x server family. This will help enable both companies to deliver this new class of server connectivity that leverages Brocade Advanced Fabric Services to better meet the urgent needs of IBM System x customers;

•	Brocade was named to Deloitte’s Technology Fast 50 Program for Silicon Valley as well as the Billion Dollar Club, a category of companies that have achieved $1 billion (USD) or more in revenue in fiscal year 2007 and more than doubled in revenue growth over a five-year period;
First Fiscal Quarter 2009 Financial Highlights and Additional Financial Information
•	In Q1 09, Brocade achieved record revenue of $431.6 million, an 8% quarter on quarter growth and a 24% year on year growth.

•	Q1 09 includes a partial quarter of results from Brocade’s acquisition of Foundry Networks, Inc. which closed on December 18, 2008.

•	Brocade’s total installed base of SAN ports was approximately 20.4 million.

•	In Q1 09, Average Selling Price (ASP) declines were in the low single digits compared to Q4 08.

•	In Q1 09, net stock-based compensation expense was $18.1 million.

•	As of the end of Q3 08, Brocade suspended its share repurchase program due to the pending acquisition of Foundry Networks. In Q1 09 Brocade made no repurchases.

•	Brocade’s GAAP effective tax rate was (550.3)%, and its non-GAAP effective tax-rate was 30.0% in Q1 09.

	Q1 2009		Q4 2008		Q1 2008
Revenue	$431.6	M	$398.5	M	$347.8	M
GAAP net income (loss)	$(26.0	) M	$35.6	M	$19.8	M
GAAP EPS – diluted	$(0.07)		$0.09		$0.05
Non-GAAP net income	$63.6	M	$75.8	M	$64.2	M
Non-GAAP EPS – diluted	$0.15		$0.20		$0.16
Non-GAAP gross margin	59.7%		64.1%		60.5%
Non-GAAP operating margin	26.1%		26.2%		23.8%
Cash provided by (used in) operations	$(163.8	) M	$168.6	M	$79.2	M
Normalized cash provided by operations	$46.0	M	$118.6	M	$79.2	M
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A detailed reconciliation between GAAP and non-GAAP information is contained in the tables included herein.

As a % of total revenues	Q1 2009	Q4 2008	Q1 2008
OEM revenues	76%	88%	88%
Channel/Direct revenues	24%	12%	12%
10% or greater customer revenues	56%	65%	66%
Domestic revenues	64%	64%	62%
International revenues[1]	36%	36%	38%
Service revenues	16%	16%	14%

	Q1 2009	Q4 2008	Q1 2008
Cash, cash equivalents and investments	$215.9 M	$820.1 M	$783.0 M
Deferred revenues	$226.7 M	$141.2 M	$136.6 M
Capital expenditures — non-campus related	$12.6 M	$13.9 M	$17.2 M
Capital expenditures — campus related	$23.2 M	$4.7 M	None
Days sales outstanding[2]	52 days	36 days	40 days
Employees at end of period	3,950	2,834	2,457

1.	Based on Brocade estimates of adjustment for OEMs taking delivery of internationally bound shipments in the United States, end-user demand was 46% domestic and 54% international.

2.	Days sales outstanding normalized for a partial quarter of Foundry revenue was 44 days.
Non-GAAP Financial Measures
This press release and the related conference call contain non-GAAP financial measures. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement consolidated financial statements prepared under GAAP.
Management believes that non-GAAP net income and other non-GAAP financial measures used in this press release allow management to gain a better understanding of the Company’s comparative operating performance from period-to-period and to its competitors’ operating results. Management also believes these non-GAAP financial measures help indicate the Company’s baseline performance before gains, losses or charges that are considered by management to be outside ongoing operating results. Accordingly, management uses these non-GAAP financial measures for planning and forecasting of future periods and in making decisions regarding operations performance and the allocation of resources. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:
•	the ability to make more meaningful period-to-period comparisons of the Company’s ongoing operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analysis;

•	a better understanding of how management plans and measures the Company’s underlying business; and

•	an easier way to compare the Company’s most recent results of operations against investor and analyst financial models.
Management excludes certain gains or losses and benefits or costs in determining non-GAAP net income that are the result of infrequent events or arise outside the ordinary course of our continuing operations. Management believes that it is appropriate to evaluate the Company’s operating performance by excluding those items that are not indicative of ongoing operating results or limit comparability. Such items include: (i) legal fees associated with indemnification obligations to former employees and other related costs, (ii) acquisition and integration costs (in connection with the Foundry acquisition), (iii) in-process research and development charge (in connection with the Foundry acquisition), (iv) loss on sale of investments and (v) acquisition-related financing charges (in connection with the Foundry acquisition).
Management also excludes the following non-cash charges in determining non-GAAP net income: (i) stock-based compensation expense and (ii) amortization of purchased intangible assets. Because of varying available valuation methodologies, subjective assumptions and the variety of award types, management believes that the exclusion of stock-based compensation allows for more accurate comparisons of our operating results to our peer companies. Management believes that the expense associated with the amortization of acquisition-related intangible assets is appropriate to be excluded because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have short lives and exclusion of the amortization expense allows comparisons of operating results that are consistent over time for the Company’s newly acquired and long-held businesses.
Finally, management believes that it is appropriate to exclude the tax effects of the items noted above in order to present a more meaningful measure of non-GAAP net income.
Limitations. These non-GAAP financial measures have limitations, however, because they do not include all items of income and expense that impact the Company. Management compensates for these limitations by also considering the Company’s GAAP results. The non-GAAP financial measures the Company uses are not prepared in accordance with, and should not be considered an alternative to, measurements required by GAAP, such as operating income, net income (loss) and net income (loss) per share, and should not be considered measures of the Company’s liquidity. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. In addition, these non-GAAP financial measures may not be comparable to similar measures reported by other companies.
First Fiscal Quarter 2009 Conference Call and Webcast Information
Brocade management will host a conference call to discuss first quarter 2009 results on Thursday, February 19, 2009, at 2:00 p.m. Pacific Standard Time. To access the live webcast, please visit Brocade’s website at http://www.brcd.com at least 20 minutes prior to the call to download any necessary audio or plug-in software. A telephone replay will be available approximately two hours after the conference ends and will be available until 5:00 p.m. Pacific Standard Time on February 26, 2009. A replay of the conference call will be available via webcast at http://www.brcd.com for approximately twelve months.
Cautionary Statement
This press release contains statements that are forward-looking in nature, including statements regarding the Company’s market positioning and integration of the Foundry acquisition. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties which may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, our ability to realize anticipated benefits from the acquisition of Foundry, the effect of changes in IT spending levels, market competition, and the Company’s ability to manage its business effectively in a rapidly evolving market. Certain of these and other risks are set forth in more detail in “Item 1A. Risk Factors” in Brocade’s Annual Report on Form 10-K for the fiscal year ended October 25, 2008. Brocade does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
About Brocade
Brocade® (Nasdaq: BRCD) develops extraordinary networking solutions that enable today’s complex, data-intensive businesses to optimize information connectivity and maximize the business value of their data. For more information, visit www.brocade.com.
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Brocade, the B-wing symbol, BigIron, DCX, Fabric OS, FastIron, IronPoint, IronShield, IronView, IronWare, JetCore, NetIron, SecureIron, ServerIron, StorageX, and TurboIron are registered trademarks, and DCFM, Extraordinary Networks, and SAN Health are trademarks of Brocade Communications Systems, Inc., in the United States and/or in other countries. All other brands, products, or service names are or may be trademarks or service marks of, and are used to identify, products or services of their respective owners.
© 2009 Brocade Communications Systems, Inc. All Rights Reserved.

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	January 24,	January 26,
	2009	2008
Net revenues
Product	$362,600	$297,946
Service	68,991	49,903

Total net revenues	431,591	347,849
Cost of revenues
Product	151,191	117,777
Service	37,985	33,495

Total cost of revenues	189,176	151,272

Gross margin	242,415	196,577
Operating expenses:
Research and development	68,451	58,206
Sales and marketing	73,166	63,174
General and administrative	18,388	12,366
Legal fees associated with indemnification obligations and other related costs	19,299	9,659
Amortization of intangible assets	13,229	7,909
Acquisition and integration costs	953	—
In-process research and development	26,900	—

Total operating expenses	220,386	151,314

Income from operations	22,029	45,263
Interest and other income, net	(3,811)	11,485
Interest expense	(21,357)	(1,521)
Loss on sale of investments, net	(864)	(2,225)

Income (loss) before provision for income taxes	(4,003)	53,002
Income tax provision	22,028	33,157

Net income (loss)	$(26,031)	$19,845

Net income (loss) per share — basic	$(0.07)	$0.05

Net income (loss) per share — diluted	$(0.07)	$0.05

Shares used in per share calculation — basic	376,202	383,194

Shares used in per share calculation — diluted	376,202	403,279

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	January 24,	October 25,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$190,038	$453,884
Short-term investments	24,133	152,741

Total cash, cash equivalents and short-term investments	214,171	606,625
Accounts receivable, net	245,308	158,935
Inventories	84,852	21,362
Deferred tax assets	126,146	104,705
Prepaid expenses and other current assets	81,709	49,931

Total current assets	752,186	941,558
Long-term marketable equity securities	—	177,380
Long-term investments	1,725	36,120
Restricted cash	—	1,075,079
Property and equipment, net	339,017	313,379
Goodwill	1,744,580	268,977
Intangible assets, net	587,670	220,567
Non-current deferred tax assets	98,978	227,795
Other assets	32,933	37,793

Total assets	$3,557,089	$3,298,648

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$122,218	$167,660
Accrued employee compensation	111,367	107,994
Deferred revenue	168,763	103,372
Current liabilities associated with facilities lease losses	14,322	13,422
Liability associated with class action lawsuit	—	160,000
Revolving credit facility	14,050	—
Current portion of long-term debt	43,184	43,606
Purchase commitments	29,354	17,332
Other accrued liabilities	95,790	88,472

Total current liabilities	599,048	701,858
Long-term debt, net of current portion	1,012,759	1,011,399
Convertible subordinated debt	170,200	169,660
Non-current liabilities associated with facilities lease losses	16,746	15,007
Non-current deferred revenue	57,909	37,869
Non-current income tax liability	89,915	67,497
Other non-current liabilities	9,364	13,118

Stockholders’ equity
Common stock	1,662,884	1,393,299
Accumulated other comprehensive loss	(10,525)	(85,877)
Accumulated deficit	(51,211)	(25,182)

Total stockholders’ equity	1,601,148	1,282,240

Total liabilities and stockholders’ equity	$3,557,089	$3,298,648

BROCADE COMMUNICATIONS SYSTEMS, INC.
GAAP CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Three Months Ended January 24, 2009 and January 26, 2008
(in thousands)
(unaudited)

	Three Months Ended
	January 24,	January 26,
	2009	2008
Cash flows from operating activities:
Net income (loss)	$(26,031)	$19,845
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Excess tax benefit from employee stock plans	336	(3,925)
Depreciation and amortization	39,754	30,888
Loss on disposal of property and equipment	558	629
Amortization of debt issuance costs	1,623	—
Net losses on investments and marketable equity securities	860	1,667
Provision for doubtful accounts receivable and sales allowances	2,271	1,688
Non-cash compensation expense	18,080	8,472
Capitalization of interest cost	(2,043)	—
In-process research and development	26,900	—
Changes in assets and liabilities:
Accounts receivable	(12,044)	21,702
Inventories	14,397	2,662
Prepaid expenses and other assets	1,827	3,005
Deferred tax assets	—	306
Accounts payable	(64,080)	(30,282)
Accrued employee compensation	(47,057)	(16,116)
Deferred revenue	17,681	5,706
Other accrued liabilities	26,521	35,430
Liabilities associated with facilities lease losses	(3,321)	(2,476)
Liability associated with class action lawsuit	(160,000)	—

Net cash provided by (used in) operating activities	(163,768)	79,201

Cash flows from investing activities:
Purchases of property and equipment	(35,818)	(17,178)
Purchases of short-term investments	—	(74,919)
Proceeds from sale of marketable equity securities and equity investments	—	5,803
Proceeds from maturities and sale of short-term investments	136,297	177,301
Purchases of long-term investments	—	(29,456)
Proceeds from maturities and sale of long-term investments	30,058	152
Decrease in restricted cash	1,075,079	—
Net cash paid in connection with acquisitions	(1,297,482)	—

Net cash provided by (used in) investing activities	(91,866)	61,703

Cash flows from financing activities:
Payment of senior underwriting fees related to the term loan	(30,525)	—
Common stock repurchases	—	(80,012)
Excess tax benefit from employee stock plans	(336)	3,925
Proceeds from issuance of common stock, net	8,548	7,824
Proceeds from revolving credit facility	14,050	—

Net cash used in financing activities	(8,263)	(68,263)

Effect of exchange rate fluctuations on cash and cash equivalents	51	(1,806)

Net increase (decrease) in cash and cash equivalents	(263,846)	70,835
Cash and cash equivalents, beginning of period	453,884	315,755

Cash and cash equivalents, end of period	$190,038	$386,590

BROCADE COMMUNICATIONS SYSTEMS, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP NET INCOME (LOSS)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	January 24,	January 26,
	2009	2008
Net income (loss) on a GAAP basis	$(26,031)	$19,845
Adjustments:
Stock-based compensation expense included in cost of revenues	3,308	2,492
Amortization of intangible assets expense included in cost of revenues	11,968	11,328

Total gross margin adjustments	15,276	13,820

Legal fees associated with indemnification obligations and other related costs	19,299	9,659
Stock-based compensation expense included in research and development	5,341	2,625
Stock-based compensation expense included in sales and marketing	6,190	1,986
Stock-based compensation expense included in general and administrative	3,242	1,371
Amortization of intangible assets expense included in operating expenses	13,229	7,909
Acquisition and integration costs	953	—
In-process research and development	26,900	—

Total operating expense adjustments	75,154	23,550

Total operating income adjustments	90,430	37,370
Loss on sale of investments, net	—	1,815
Acquisition-related financing charges	4,366	—
Income tax effect of adjustments	(5,210)	5,206

Non-GAAP net income	$63,555	$64,236

Non-GAAP net income per share — basic	$0.17	$0.17

Non-GAAP net income per share — diluted	$0.15	$0.16

Shares used in non-GAAP per share calculation — basic	376,202	383,194

Shares used in non-GAAP per share calculation — diluted	415,781	403,279

     See explanation of non-GAAP information included herein.